EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS SOLID FIRST QUARTER RESULTS OF

$0.44 PER DILUTED SHARE EXCLUDING CERTAIN CHARGES

REPORTED FIRST QUARTER 2010 EPS OF $0.38 INCLUDED CHARGES OF $0.06

RELATED TO SEVERANCE, RETIREMENT AND TRANSACTION COSTS

COMPANY MAINTAINS 2010 EPS RANGE OF $1.20 TO $1.35

LOUISVILLE, Ky. (May 4, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2010. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Highlights:

•	Consolidated revenues rose 2% to $1.1 billion

–	Each operating division reported revenue growth compared to last year

•	Reported diluted earnings per share totaled $0.38, including $0.06 of certain charges

–	Excluding the charges, first quarter earnings were at the high end of the Company’s guidance range of $0.35 to $0.45 per diluted share

•	Hospital volumes continued to improve

–	Reported admissions grew 3% from last year

–	Same-facility aggregate admissions grew 3%; same-facility commercial admissions grew 12%

–	Volume growth in the quarter was partially offset by softer Medicare and commercial pricing

•	Nursing and rehabilitation center admissions grew 5% in the first quarter compared to last year

–	Reimbursement rates were generally in line with expectations

•	Peoplefirst Rehabilitation continued to demonstrate consistent operating results

–	Division signed 28 net additional unaffiliated contracts compared to a loss of three contracts in the first quarter last year

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300            www.kindredhealthcare.com

Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2010 rose 2% to $1.1 billion. Income from continuing operations for the first quarter of 2010 totaled $15.2 million or $0.38 per diluted share compared to $23.3 million or $0.60 per diluted share in the first quarter last year.

First quarter 2010 operating results included certain pretax charges related to severance and retirement costs of $2.9 million and transaction costs of $0.8 million. The combined effect of these costs reduced income from continuing operations by $2.3 million or $0.06 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

Other Quarterly Information

During the first quarter of 2010, the Company received a distribution of $22 million from its limited purpose insurance subsidiary to be used for general corporate purposes. The distribution, which had no impact on earnings, resulted primarily from the insurance subsidiary’s improved professional liability underwriting results. These funds were used to repay borrowings under the Company’s revolving credit facility.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report a good start to the year. Our hospital and nursing center admissions growth was solid and we generally did a good job of controlling our costs. However, the softness in reimbursement rates in both of these businesses presents a challenging environment.”

Commenting on the Company’s financial position, Mr. Diaz noted, “Our first quarter 2010 operating cash flows were in line with our expectations as we continued to focus on our accounts receivable collections. As a result, our accounts receivable balance at March 31, 2010 declined approximately $27 million from a year ago while our revenues continued to grow. As we have previously indicated to investors, we believe that our operating cash flows in 2010 will fund a significant portion of our routine and development capital spending.”

With respect to the Company’s ongoing development activities, Mr. Diaz remarked, “We are continuing to construct four additional hospitals that will open over the next couple of years, and we acquired a combined 241-bed nursing center/assisted living facility to further expand our presence in the Cleveland market. In other cluster markets, we recently opened a new 74-bed replacement hospital in Houston and began construction of a new 120-bed transitional care center in Indianapolis. We also acquired two hospitals and two nursing centers that were previously leased during the first quarter of 2010. Finally, the ongoing development of our 5 hospital-based subacute units, 32 transitional care centers and 102 transitional care units is on track.”

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

2010 Earnings Guidance – Continuing Operations

The Company maintained its 2010 earnings guidance for continuing operations. The Company expects consolidated revenues for 2010 to approximate $4.5 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $571 million to $579 million. Rent expense is expected to approximate $360 million, while depreciation, amortization and net interest expense are expected to approximate $128 million. The Company expects to report income from continuing operations for 2010 between $48 million to $54 million or $1.20 to $1.35 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the second quarter of 2010, estimating income from continuing operations to range from $12 million to $15 million or $0.30 to $0.40 per diluted share (based upon diluted shares of 39 million).

As previously indicated to investors, the Company continues to believe that the typical seasonal weakness in the third quarter will likely result in earnings per diluted share between break-even and $0.10 for the period.

The Company indicated that the earnings guidance for continuing operations reflects the operating results of $0.38 per diluted share reported in the first quarter as well as the anticipated impact of proposed rules issued by the Centers for Medicare and Medicaid Services (“CMS”) in April 2010 related to payment rates for long-term acute care (“LTAC”) hospitals effective October 1, 2010. The Company also indicated that the earnings guidance does not reflect any other reimbursement changes, any material acquisitions or divestitures, or any repurchases of common stock.

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. As in the past, high satisfaction levels from our patients, residents, customers, employees and physicians will continue to drive our operating results and business success.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2010 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held May 5, 2010 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on May 5 by dialing (719) 457-0820, access code: 2183814. The replay will be available through May 13.

Investor Day

As previously announced, the Company will host its annual Investor Day in New York City on Thursday, May 6, 2010. The event will be webcast live beginning at 10:00 a.m. (Eastern Time) and conclude at approximately 1:00 p.m.

The webcast of this presentation may be accessed via the Company’s website, http://investors.kindredhealthcare.com, or at http://phx.corporate-ir.net/phoenix.zhtml?c=129959&p=irol-EventDetails&EventId=2767632.

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

Any written materials accompanying the Investor Day presentation will be available on the Company’s website at the time of the presentation and the webcast and written materials will be archived at http://investors.kindredhealthcare.com following the event.

Investors interested in attending the event should contact Ms. Teresa Kappner by email: teresa.kappner@kindredhealthcare.com or phone: (502) 596-7276.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (c) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (d) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (e) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (f) failure of the Company’s facilities to meet applicable licensure and certification requirements, (g) the further consolidation and cost containment efforts of managed care

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

organizations and other third party payors, (h) the Company’s ability to meet its rental and debt service obligations, (i) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (j) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (k) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (l) the Company’s ability to control costs, particularly labor and employee benefit costs, (m) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (n) the Company’s ability to attract and retain key executives and other healthcare personnel, (o) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (p) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (q) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (r) the Company’s ability to successfully dispose of unprofitable facilities, (s) events or circumstances which could result in impairment of an asset or other charges, (t) changes in generally accepted accounting principles or practices, and (u) the Company’s ability to maintain an effective system of internal control over financial reporting.

In addition to the results provided in accordance with generally accepted accounting principles (“GAAP”), the Company has provided a non-GAAP measurement which presents operating results for the three months ended March 31, 2010 before certain charges or on a core basis. A reconciliation of the non-GAAP measurement to the GAAP operating results is included in this press release.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to GAAP, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 53,800 employees in 40 states. At March 31, 2010, Kindred through its subsidiaries provided healthcare services in 619 locations, including 83 long-term acute care hospitals, 222 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 314 non-affiliated facilities. Ranked one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2010	2009

Revenues	$1,089,837	$1,069,474

Income from continuing operations	$15,155	$23,341
Discontinued operations, net of income taxes:
Loss from operations	(154)	(581)
Loss on divestiture of operations	(137)	—

Net income	$14,864	$22,760

Earnings per common share:
Basic:
Income from continuing operations	$0.38	$0.60
Discontinued operations:
Loss from operations	—	(0.02)
Loss on divestiture of operations	—	—

Net income	$0.38	$0.58

Diluted:
Income from continuing operations	$0.38	$0.60
Discontinued operations:
Loss from operations	—	(0.02)
Loss on divestiture of operations	—	—

Net income	$0.38	$0.58

Shares used in computing earnings per common share:
Basic	38,626	38,184
Diluted	38,859	38,315

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2010	2009

Revenues	$1,089,837	$1,069,474

Salaries, wages and benefits	627,175	615,218
Supplies	85,886	80,336
Rent	88,319	85,201
Other operating expenses	234,204	220,405
Other income	(3,084)	(2,872)
Depreciation and amortization	31,121	30,490
Interest expense	1,307	2,478
Investment income	(877)	(1,475)

	1,064,051	1,029,781

Income from continuing operations before income taxes	25,786	39,693
Provision for income taxes	10,631	16,352

Income from continuing operations	15,155	23,341
Discontinued operations, net of income taxes:
Loss from operations	(154)	(581)
Loss on divestiture of operations	(137)	—

Net income	$14,864	$22,760

Earnings per common share:
Basic:
Income from continuing operations	$0.38	$0.60
Discontinued operations:
Loss from operations	—	(0.02)
Loss on divestiture of operations	—	—

Net income	$0.38	$0.58

Diluted:
Income from continuing operations	$0.38	$0.60
Discontinued operations:
Loss from operations	—	(0.02)
Loss on divestiture of operations	—	—

Net income	$0.38	$0.58

Shares used in computing earnings per common share:
Basic	38,626	38,184
Diluted	38,859	38,315

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$14,675	$16,303
Cash—restricted	6,421	5,820
Insurance subsidiary investments	64,253	106,834
Accounts receivable less allowance for loss	663,654	610,959
Inventories	22,228	22,303
Deferred tax assets	46,391	42,791
Income taxes	—	17,447
Other	28,252	21,194

	845,874	843,651

Property and equipment	1,580,194	1,515,700
Accumulated depreciation	(790,577)	(765,602)

	789,617	750,098

Goodwill	81,382	81,223
Intangible assets less accumulated amortization	66,489	64,491
Assets held for sale	8,773	8,806
Insurance subsidiary investments	110,028	100,223
Deferred tax assets	114,966	110,930
Other	64,266	62,802

	$2,081,395	$2,022,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153,969	$161,066
Salaries, wages and other compensation	266,548	287,772
Due to third party payors	26,589	28,261
Professional liability risks	43,742	47,076
Other accrued liabilities	77,279	78,358
Income taxes	12,189	—
Long-term debt due within one year	87	86

	580,403	602,619

Long-term debt	196,625	147,647
Professional liability risks	207,259	195,126
Deferred credits and other liabilities	114,278	110,238

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,514 shares—March 31, 2010 and 39,104 shares—December 31, 2009	9,878	9,776
Capital in excess of par value	821,638	820,407
Accumulated other comprehensive loss	(224)	(423)
Retained earnings	151,538	136,834

	982,830	966,594

	$2,081,395	$2,022,224

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$14,864	$22,760
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,121	30,805
Amortization of stock-based compensation costs	2,775	2,439
Provision for doubtful accounts	6,431	7,016
Deferred income taxes	(7,463)	(2,179)
Loss on divestiture of discontinued operations	137	—
Other	(163)	204
Change in operating assets and liabilities:
Accounts receivable	(59,126)	(86,415)
Inventories and other assets	(11,245)	(7,535)
Accounts payable	(7,582)	(12,264)
Income taxes	29,286	43,223
Due to third party payors	(1,894)	9,401
Other accrued liabilities	(11,137)	(5,535)

Net cash provided by (used in) operating activities	(13,996)	1,920

Cash flows from investing activities:
Routine capital expenditures	(14,815)	(26,924)
Development capital expenditures	(7,567)	(13,062)
Acquisitions	(47,696)	(15,604)
Purchase of insurance subsidiary investments	(14,278)	(36,257)
Sale of insurance subsidiary investments	53,211	54,092
Net change in insurance subsidiary cash and cash equivalents	(5,575)	20,458
Other	(28)	(953)

Net cash used in investing activities	(36,748)	(18,250)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	389,600	390,800
Repayment of borrowings under revolving credit	(340,600)	(371,600)
Payment of deferred financing costs	(22)	(309)
Issuance of common stock	35	—
Other	103	94

Net cash provided by financing activities	49,116	18,985

Change in cash and cash equivalents	(1,628)	2,655
Cash and cash equivalents at beginning of period	16,303	140,795

Cash and cash equivalents at end of period	$14,675	$143,450

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2009 Quarters				Year	First Quarter 2010
	First	Second	Third	Fourth

Revenues	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007	$1,089,837

Salaries, wages and benefits	615,218	620,830	629,077	617,961	2,483,086	627,175
Supplies	80,336	83,912	82,400	86,408	333,056	85,886
Rent	85,201	86,882	88,081	88,084	348,248	88,319
Other operating expenses	220,405	221,755	221,524	222,521	886,205	234,204
Other income	(2,872)	(2,823)	(2,870)	(2,947)	(11,512)	(3,084)
Depreciation and amortization	30,490	31,355	31,992	31,893	125,730	31,121
Interest expense	2,478	2,229	1,741	1,432	7,880	1,307
Investment income	(1,475)	(1,033)	(746)	(1,159)	(4,413)	(877)

	1,029,781	1,043,107	1,051,199	1,044,193	4,168,280	1,064,051

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	101,727	25,786
Provision for income taxes	16,352	12,409	901	9,453	39,115	10,631

Income from continuing operations	23,341	17,538	5,388	16,345	62,612	15,155
Discontinued operations, net of income taxes:
Income (loss) from operations	(581)	(897)	13	2,396	931	(154)
Gain (loss) on divestiture of operations	—	(24,051)	52	567	(23,432)	(137)

Net income (loss)	$22,760	$(7,410)	$5,453	$19,308	$40,111	$14,864

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$1.61	$0.38
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	0.02	—
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	(0.60)	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$1.03	$0.38

Diluted:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$1.60	$0.38
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	0.02	—
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	(0.60)	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$1.02	$0.38

Shares used in computing earnings (loss) per common share:
Basic	38,184	38,307	38,398	38,465	38,339	38,626
Diluted	38,315	38,415	38,524	38,693	38,502	38,859

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2009 Quarters					First Quarter 2010
	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$492,509	$487,145	$468,069	$485,169	$1,932,892	$507,062

Nursing center division	529,942	537,545	539,217	543,638	2,150,342	539,321

Rehabilitation division	117,647	120,450	122,625	114,316	475,038	120,144

	1,140,098	1,145,140	1,129,911	1,143,123	4,558,272	1,166,527

Eliminations	(70,624)	(72,086)	(72,423)	(73,132)	(288,265)	(76,690)

	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007	$1,089,837

Income from continuing operations:
Operating income (loss):
Hospital division	$100,899	$91,027	$78,674	$93,211	$363,811	$95,033	(a,b)

Nursing center division	75,574	79,522	73,383	77,111	305,590	70,249	(a,b)

Rehabilitation division	15,453	13,599	10,912	10,628	50,592	14,635

Corporate:
Overhead	(34,087)	(33,586)	(33,843)	(33,120)	(134,636)	(33,781	)(a)
Insurance subsidiary	(1,452)	(1,182)	(1,769)	(1,782)	(6,185)	(480)

	(35,539)	(34,768)	(35,612)	(34,902)	(140,821)	(34,261)

Operating income	156,387	149,380	127,357	146,048	579,172	145,656
Rent	(85,201)	(86,882)	(88,081)	(88,084)	(348,248)	(88,319)
Depreciation and amortization	(30,490)	(31,355)	(31,992)	(31,893)	(125,730)	(31,121)
Interest, net	(1,003)	(1,196)	(995)	(273)	(3,467)	(430)

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	101,727	25,786
Provision for income taxes	16,352	12,409	901	9,453	39,115	10,631

	$23,341	$17,538	$5,388	$16,345	$62,612	$15,155

(a)	Includes severance and retirement costs approximating $1.1 million for the hospital division, $0.5 million for the nursing center division and $1.3 million for corporate.

(b)	Includes transaction costs approximating $0.4 million for the hospital division and $0.4 million for the nursing center division.

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	First Quarter 2009						First Quarter 2010
	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$492,509	$529,942	$117,647	$—	$(70,624)	$1,069,474	$507,062	$539,321	$120,144	$—	$(76,690)	$1,089,837

Salaries, wages and benefits	218,245	272,482	98,196	26,295	—	615,218	227,641	273,242	100,512	25,780	—	627,175
Supplies	54,145	25,552	487	152	—	80,336	57,934	27,128	687	137	—	85,886
Rent	36,445	47,274	1,451	31	—	85,201	37,415	49,392	1,475	37	—	88,319
Other operating expenses	119,220	156,334	3,511	11,964	(70,624)	220,405	126,454	168,702	4,310	11,428	(76,690)	234,204
Other income	—	—	—	(2,872)	—	(2,872)	—	—	—	(3,084)	—	(3,084)
Depreciation and amortization	12,512	11,685	547	5,746	—	30,490	13,014	12,113	585	5,409	—	31,121
Interest expense	—	40	—	2,438	—	2,478	2	31	—	1,274	—	1,307
Investment income	(7)	(58)	(2)	(1,408)	—	(1,475)	(1)	(18)	(1)	(857)	—	(877)

	440,560	513,309	104,190	42,346	(70,624)	1,029,781	462,459	530,590	107,568	40,124	(76,690)	1,064,051

Income from continuing operations before income taxes	$51,949	$16,633	$13,457	$(42,346)	$—	39,693	$44,603	$8,731	$12,576	$(40,124)	$—	25,786

Provision for income taxes						16,352						10,631

Income from continuing operations						$23,341						$15,155

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$4,844	$18,264	$190	$3,626	$—	$26,924	$6,065	$4,049	$267	$4,434	$—	$14,815
Development	9,486	3,576	—	—	—	13,062	5,774	1,793	—	—	—	7,567

	$14,330	$21,840	$190	$3,626	$—	$39,986	$11,839	$5,842	$267	$4,434	$—	$22,382

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					First Quarter 2010
	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	82	82	82	83		83
Number of licensed beds	6,520	6,520	6,520	6,580		6,580

Revenue mix %:
Medicare	56	55	55	56	55	56
Medicaid	10	10	11	9	10	9
Medicare Advantage	10	11	9	9	10	10
Commercial insurance and other	24	24	25	26	25	25

Admissions:
Medicare	7,421	7,117	6,875	7,283	28,696	7,432
Medicaid	1,052	1,053	1,165	984	4,254	997
Medicare Advantage	1,094	1,091	926	919	4,030	1,129
Commercial insurance and other	1,921	1,869	1,969	2,280	8,039	2,262

	11,488	11,130	10,935	11,466	45,019	11,820

Admissions mix %:
Medicare	65	64	63	63	64	63
Medicaid	9	9	11	9	9	8
Medicare Advantage	9	10	8	8	9	10
Commercial insurance and other	17	17	18	20	18	19

Patient days:
Medicare	197,377	197,203	188,712	196,067	779,359	202,882
Medicaid	50,868	50,485	53,585	47,352	202,290	47,813
Medicare Advantage	35,229	36,806	29,912	30,315	132,262	34,524
Commercial insurance and other	65,509	61,960	65,717	74,253	267,439	75,483

	348,983	346,454	337,926	347,987	1,381,350	360,702

Average length of stay:
Medicare	26.6	27.7	27.4	26.9	27.2	27.3
Medicaid	48.4	47.9	46.0	48.1	47.6	48.0
Medicare Advantage	32.2	33.7	32.3	33.0	32.8	30.6
Commercial insurance and other	34.1	33.2	33.4	32.6	33.3	33.4
Weighted average	30.4	31.1	30.9	30.3	30.7	30.5

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Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					First Quarter 2010
	First	Second	Third	Fourth	Year
Hospital data (continued):
Revenues per admission:
Medicare	$37,262	$37,748	$37,105	$37,620	$37,436	$38,078
Medicaid	45,160	45,759	43,640	43,314	44,465	45,738
Medicare Advantage	46,387	46,950	47,597	47,807	47,141	45,187
Commercial insurance and other	61,286	63,716	59,957	54,662	59,647	56,344
Weighted average	42,872	43,769	42,805	42,314	42,935	42,899

Revenues per patient day:
Medicare	$1,401	$1,362	$1,352	$1,397	$1,378	$1,395
Medicaid	934	954	949	900	935	954
Medicare Advantage	1,440	1,392	1,473	1,449	1,436	1,478
Commercial insurance and other	1,797	1,922	1,796	1,678	1,793	1,688
Weighted average	1,411	1,406	1,385	1,394	1,399	1,406

Medicare case mix index (discharged patients only)	1.22	1.23	1.19	1.18	1.21	1.21

Average daily census	3,878	3,807	3,673	3,782	3,785	4,008
Occupancy %	66.0	64.7	63.6	64.3	64.7	68.2

Annualized employee turnover %	21.3	22.1	22.8	22.1		21.8

Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218		218
Managed	4	4	4	4		4

	222	222	222	222		222

Number of licensed beds:
Owned or leased	27,138	27,138	27,086	27,038		27,038
Managed	485	485	485	485		485

	27,623	27,623	27,571	27,523		27,523

Revenue mix %:
Medicare	35	35	34	33	34	35
Medicaid	41	41	42	43	42	41
Medicare Advantage	6	6	6	6	6	6
Private and other	18	18	18	18	18	18

- MORE -

Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					First Quarter 2010
	First	Second	Third	Fourth	Year
Nursing center data (continued):
Patient days (excludes managed facilities):
Medicare	374,853	375,140	360,009	353,443	1,463,445	369,102
Medicaid	1,326,654	1,323,157	1,357,596	1,368,198	5,375,605	1,312,517
Medicare Advantage	80,352	82,652	84,322	86,449	333,775	87,692
Private and other	403,320	415,510	415,467	403,166	1,637,463	397,550

	2,185,179	2,196,459	2,217,394	2,211,256	8,810,288	2,166,861

Patient day mix %:
Medicare	17	17	16	16	17	17
Medicaid	61	60	61	62	61	61
Medicare Advantage	4	4	4	4	4	4
Private and other	18	19	19	18	18	18

Revenues per patient day:
Medicare Part A	$457	$459	$464	$466	$461	$470
Total Medicare (including Part B)	497	500	508	510	503	513
Medicaid	165	167	166	170	167	168
Medicare Advantage	380	392	398	405	394	398
Private and other	235	232	234	239	235	238
Weighted average	243	245	243	246	244	249

Average daily census	24,280	24,137	24,102	24,035	24,138	24,076
Admissions (excludes managed facilities)	18,166	18,456	17,803	18,376	72,801	19,026
Occupancy %	89.3	88.9	88.9	88.9	89.0	89.0
Medicare average length of stay	34.8	35.5	36.3	35.1	35.4	33.7

Annualized employee turnover %	37.9	39.9	40.2	38.9		36.7

Rehabilitation data:
Revenue mix %:
Company-operated	61	60	59	64	61	64
Non-affiliated	39	40	41	36	39	36

Sites of service (at end of period)	661	659	660	622		619
Revenue per site	$177,984	$182,775	$185,797	$183,789	$730,345	$194,094

Therapist productivity %	84.8	84.8	83.5	83.8	84.2	83.8

Annualized employee turnover %	10.9	11.6	13.1	12.8		12.6

- MORE -

Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2010		2009
	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$15,155	$15,155	$23,341	$23,341
Allocation to participating unvested restricted stockholders	(277)	(275)	(441)	(440)

Available to common stockholders	$14,878	$14,880	$22,900	$22,901

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(154)	$(154)	$(581)	$(581)
Allocation to participating unvested restricted stockholders	3	3	11	11

Available to common stockholders	$(151)	$(151)	$(570)	$(570)

Loss on divestiture of operations:
As reported in Statement of Operations	$(137)	$(137)	$—	$—
Allocation to participating unvested restricted stockholders	2	2	—	—

Available to common stockholders	$(135)	$(135)	$—	$—

Net income:
As reported in Statement of Operations	$14,864	$14,864	$22,760	$22,760
Allocation to participating unvested restricted stockholders	(272)	(270)	(430)	(429)

Available to common stockholders	$14,592	$14,594	$22,330	$22,331

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,626	38,626	38,184	38,184

Dilutive effect of employee stock options		233		131

Adjusted weighted average shares outstanding - diluted computation		38,859		38,315

Earnings per common share:
Income from continuing operations	$0.38	$0.38	$0.60	$0.60
Discontinued operations:
Loss from operations	—	—	(0.02)	(0.02)
Loss on divestiture of operations	—	—	—	—

Net income	$0.38	$0.38	$0.58	$0.58

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the three months ended March 31, 2010 before certain charges or on a core basis. The charges that were excluded from core operating results for the three months ended March 31, 2010 relate to severance, retirement and transaction costs.

This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months ended March 31, 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company's core operating results also represent a key performance measure for the purposes of evaluating performance internally.

Three
months ended
March 31, 2010
Detail of charges excluded from core operating results:
Severance and retirement costs	$(2,906)
Transaction costs	(770)

(3,676)
Income tax benefit	1,415

Charges net of income taxes	(2,261)
Allocation to participating unvested restricted stockholders	42

Available to common stockholders	$(2,219)

Weighted average diluted shares outstanding	38,859

Diluted loss per common share related to charges	$(0.06)

Reconciliation of income from continuing operations before charges:
Income from continuing operations before charges	$17,416
Charges	(2,261)

Reported income from continuing operations	$15,155

Reconciliation of diluted earnings per common share from continuing operations before charges:
Diluted earnings per common share before charges	$0.44
Charges	(0.06)

Reported diluted earnings per common share	$0.38

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	40.9%
Impact on effective income tax rate as a result of charges	0.3%

Reported effective income tax rate	41.2%

- MORE -

Kindred Healthcare Reports Solid First Quarter Results

May 4, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2010 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of May 4, 2010		As of February 22, 2010
	Low	High	Low	High
Operating income	$571	$579	$571	$579

Rent	360	360	360	360
Depreciation and amortization	123	123	123	123
Interest, net	5	5	5	5

Income from continuing operations before income taxes	83	91	83	91
Provision for income taxes	35	37	35	37

Income from continuing operations	48	54	48	54
Allocation to participating unvested restricted stockholders	1	1	1	1

Available to common stockholders	$47	$53	$47	$53

Earnings per diluted share	$1.20	$1.35	$1.20	$1.35

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The Company indicated that the earnings guidance reflects the operating results of $0.38 per diluted share reported in the first quarter as well as the anticipated impact of proposed rules issued by CMS in April 2010 related to payment rates for LTAC hospitals effective October 1, 2010. The Company also indicated that the earnings guidance does not reflect any other reimbursement changes, any material acquisitions or divestitures, or any repurchases of common stock.

- END -